As filed with the Securities and Exchange Commission on December 3, 2024

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Scienture Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	5122	46-3673928
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

(800) 261-0281

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Surendra Ajjarapu

Chief Executive Officer

Scienture Holdings, Inc.

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

(800) 261-0281

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen
Hallie D. Heath
Dykema Gossett PLLC
111 E Kilbourn Ave, Suite 1050

Milwaukee, Wisconsin 53202

(414) 488-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 3, 2024

SCIENTURE HOLDINGS, INC.

4,300,000 SHARES OF COMMON STOCK

This prospectus relates to the resale from time to time of up to 4,300,000 shares of common stock, par value $0.00001, of Scienture Holdings, Inc. (f/k/a TRxADE HEALTH, INC.), a Delaware corporation (“we,” “us,” “our,” or the “Company”), by Arena Finance Markets, LP (“Arena Finance”), Arena Special Opportunities Partners III, LP (“ASOP” and, together with Arena Finance, the “Arena Investors”), and Arena Business Solutions Global SPC II, Ltd (“Arena Global” and, together with the Arena Investors, the “Selling Stockholders”).

We are registering the resale of up to 4,300,000 shares of common stock, comprised of (i) 3,925,000 ELOC Shares (as defined below), (ii) 70,000 shares of common stock (the “Initial Commitment Fee Shares”) issued to Arena Global as a commitment fee upon the execution of a purchase agreement dated November 25, 2024 (the “ELOC Purchase Agreement”), (iii) up to 250,000 shares of common stock issuable to Arena Global as an additional commitment fee pursuant to the ELOC Purchase Agreement (the “Additional Commitment Fee Shares” and, together with the Initial Commitment Fee Shares, the “ELOC Commitment Fee Shares”), and (iv) 55,000 shares of common stock (the “SPA Commitment Fee Shares”) issued to the Arena Investors as a commitment fee upon the execution of a securities purchase agreement dated November 22, 2024 (the “Securities Purchase Agreement”). See “The Arena Global Transactions” for a description of the terms and conditions of the ELOC Purchase Agreement and the Securities Purchase Agreement, including the ELOC Shares, the ELOC Commitment Fee Shares, and the SPA Commitment Fee Shares.

The prices at which the Selling Stockholders may resell the shares offered hereby will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders. However, we may receive up to $50,000,000 in aggregate gross proceeds under the ELOC Purchase Agreement and we have received approximately $3,000,000 of gross proceeds in connection with the first closing under the Securities Purchase Agreement.

The Selling Stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their shares of common stock in the section titled “Plan of Distribution” on page 16 of this prospectus.

Each Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the resale of their shares of common stock hereunder.

We will pay the expenses incurred in registering the securities covered by this prospectus, including legal and accounting fees. To the extent the Selling Stockholders decide to sell their shares of common stock we will not control or determine the price at which the shares are sold.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in any of our securities.

Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SCNX”. The last reported sale price of our common stock on Nasdaq on December 2, 2024 was $7.72 per share. We urge prospective purchasers of our common stock to obtain current information about the market prices of the common stock.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 8 HEREIN, AS WELL AS OUR PERIODIC AND CURRENT REPORTS WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is [●], 2024.

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ABOUT THIS PROSPECTUS

Scienture Holdings, Inc. and its consolidated subsidiaries are referred to herein as “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the shares offered by them described in this prospectus. We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to this offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. The registration statement we filed with the SEC, of which this prospectus forms a part, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, any post-effective amendment, and any applicable prospectus supplement and the related exhibits filed with the SEC before making your investment decision. The registration statement and the exhibits can be obtained from the SEC, as indicated under the section entitled “Where You Can Find More Information.”

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated By Reference” before deciding to invest in our securities.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus before making an investment decision.

Neither we nor the Selling Stockholders are making an offer to sell our common stock in any jurisdiction where the offer or sale thereof is not permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that you should consider in making your investment decision. Before investing in our common stock, you should read the entire prospectus carefully, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We historically focused on health services IT assets and operations aimed at digitalizing the retail pharmacy experience via an online pharmaceutical marketplace. Our legacy operations are currently conducted through Integra Pharma Solutions, LLC (“IPS”), which is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products to customers. IPS’ customers span various healthcare markets including government organizations, hospitals, clinics and independent pharmacies nationwide.

On July 25, 2024, we acquired a wholly-owned subsidiary, Scienture, LLC (f/k/a Scienture, Inc.) (“Scienture”), which is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system and cardiovascular diseases. Scienture is developing a broad range of novel product candidates including new potential treatments for hypertension, migraine, pain and thrombosis and other related disorders. The intellectual property application process was initiated in November 2019 and the product development activities commenced in January 2020. Scienture’s assets in development are across therapeutics areas and indications and cater to different market segments. Scienture’s mission is to identify, develop and bring to market innovative technology-based products to address unmet medical needs. Its targeted portfolio consists of short term and long-term opportunities with efficient development, regulatory, and go to market strategies.

On September 20, 2024, we changed the legal name of the Company from “TRxADE HEALTH, Inc.” to “Scienture Holdings, Inc.”

As of September 30, 2024, we owned 100% of Softell Inc. (f/k/a Trxade Inc.), IPS, Bonum Health, LLC, Bonum Health Inc., and Scienture.

On October 4, 2024, we entered into an Assignment and Assumption of Membership Interests (the “IPS Assignment Agreement”) with our wholly-owned subsidiary, Softell Inc. (f/k/a Trxade Inc.) (“Softell”), pursuant to which we transferred, and Softell accepted, 100% of the membership interests of IPS. As a result, IPS became a wholly-owned subsidiary of Softell and Softell’s current primary operations are conducted through IPS.

Bonum Health, LLC was formed to hold certain telehealth assets acquired in October 2019. The “Bonum Health Hub” was launched in February 2020. However, we do not anticipate installations moving forward and we anticipate dissolving Bonum Health, Inc. and Bonum Health, LLC.

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Corporate Information

Our principal business address is 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634 and our telephone number is (800) 261-0281. We maintain our corporate website at https://scienture.com. The reference to our website is intended to be an inactive textual reference only. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision. Our common stock is listed on Nasdaq under the symbol “SCNX”.

Status as a Public Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates equals or exceeds $700 million as of the last business day of the preceding second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the last business day of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates equals or exceeds $700 million as of the last business day of that year’s second fiscal quarter.

The Arena Global Transactions

ELOC Purchase Agreement

On November 25, 2024, we entered into the ELOC Purchase Agreement with Arena Global, pursuant to which we have the right, but not the obligation, to direct Arena Global to purchase up to $50,000,000 in shares of our common stock (the “ELOC Shares”) upon satisfaction of certain terms and conditions contained in the ELOC Purchase Agreement, which includes, but is not limited to, filing a registration statement with the SEC and registering the resale of any shares sold to Arena Global. The term of the ELOC Purchase Agreement began on the date of execution and ends on the earlier of (i) December 1, 2027, (ii) the date on which Arena Global shall have purchased the maximum amount of ELOC Shares, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Purchase Agreement (the “Commitment Period”).

During the Commitment Period, the Company may direct Arena Global to purchase ELOC Shares by delivering a notice (an “Advance Notice”) to Arena Global. The Company shall, in its sole discretion, select the amount of ELOC Shares requested by the Company in each Advance Notice. However, such amount may not exceed the Maximum Advance Amount, which is calculated as follows:

(a)	if the Advance Notice is received by 8:30 a.m. Eastern Time, the lower of: (i) an amount equal to eighty percent (80%) of the average of the Daily Value Traded (as defined in the ELOC Purchase Agreement) of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $20,000,000;

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(b)	if the Advance Notice is received after 8:30 a.m. Eastern Time but prior to 10:30 a.m. Eastern Time, the lower of: (i) an amount equal to forty percent (40%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $10,000,000;

(c)	if the Advance Notice is received after 10:30 a.m. Eastern Time, but prior to 12:30 p.m. Eastern Time, the lower of: (i) an amount equal to twenty percent (20%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $5,000,000; and

(d)	if the Advance Notice is received after 12:30 p.m. Eastern Time but prior to 2:30 p.m. Eastern Time, the lower of: (i) an amount equal to ten percent (10%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $2,500,000.

The purchase price to be paid by Arena Global for the ELOC Shares will be ninety-six percent (96%) of the VWAP (as defined in the ELOC Purchase Agreement) of the Company’s common stock during the trading day commencing on the date of the Advance Notice, subject to adjustment pursuant to the terms of the ELOC Purchase Agreement.

At any given time of any sale by us to Arena Global, we may not sell, and Arena Global may not purchase, ELOC Shares that would result in Arena Global owning more than 9.99% of our outstanding common stock upon such issuance (the “Beneficial Ownership Limitation”). Additionally, the Company must obtain shareholder approval to issue an aggregate number of shares of common stock to Arena Global, under the ELOC Purchase Agreement, in excess of 19.99% of the number of shares of common stock outstanding immediately prior to the execution of the ELOC Purchase Agreement prior to delivering any Advance Notices. For purposes of the foregoing, and the Beneficial Ownership Limitation, any additional shares issued pursuant to the terms of the Securities Purchase Agreement described below will be aggregated with the ELOC Shares, ELOC Commitment Fee Shares, and SPA Commitment Fee Shares.

In consideration for Arena Global’s execution and delivery of the ELOC Purchase Agreement, we agreed to issue to Arena Global, as a commitment fee: (i) 70,000 Initial Commitment Fee Shares and (ii) in two separate tranches, a number of Additional Commitment Fee Shares equal to (a) with respect to the first tranche, 500,000 divided by the simple average of the daily VWAP of our common stock during the five (5) trading days immediately preceding the effectiveness (the “Effectiveness Date”) of the initial registration statement on which the ELOC Commitment Fee Shares are registered (the “First Trance Price”) and (b) with respect to the second tranche, 500,000 divided by the simple average of the daily VWAP of our common stock during the five (5) trading days immediately preceding the two (2) month anniversary (the “Anniversary”) of the Effectiveness Date (the “Second Tranche Price”). The Additional Commitment Fee Shares shall be subject to a true-up after each issuance pursuant to the terms of the ELOC Purchase Agreement. We are registering up to 320,000 ELOC Commitment Fee Shares hereunder.

Under the ELOC Purchase Agreement we also agreed to, no later than ten (10) business days following the execution date, file with the SEC a registration statement for the resale by Arena Global of the ELOC Shares and the ELOC Commitment Fee Shares, and to file one or more additional registration statements if necessary. This registration statement on Form S-1 (“Registration Statement”) is being filed in order to satisfy our obligations under the ELOC Purchase Agreement related to registering for resale the ELOC Shares and the ELOC Commitment Fee Shares.

The ELOC Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Arena Global represented to us, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). We will sell the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

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Securities Purchase Agreement

On November 22, 2024, the Company entered into the Securities Purchase Agreement with the Arena Investors. Under the Securities Purchase Agreement, the Company will issue 10% original issue discount secured convertible debentures (“Debentures”) in a principal amount of up to $12,222,222 million, divided into up to three separate tranches that are each subject to certain closing conditions. The conversion price per share of each Debenture is equal to 92.5% of the lowest daily VWAP (as defined in the Debentures) of the Company’s shares of common stock during the five trading day period ending on the trading day immediately prior to delivery or deemed delivery of the applicable Conversion Notice (as defined in the Debentures), subject to adjustments related to the trading price of the Company’s common stock.

The closing of the first tranche was consummated on November 25, 2024 (the “First Closing”) and the Company issued to the Arena Investors Debentures in an aggregate principal amount of $3,333,333 (the “First Closing Debentures”). The First Closing Debentures were sold to the Arena Investors for a purchase price of $3,000,000, representing an original issue discount of ten percent (10%).

The First Closing Debentures contain customary events of default. If an event of default occurs, until it is cured, the holder may increase the interest rate applicable to the First Closing Debentures to two percent (2%) per annum and accelerate the full indebtedness under the First Closing Debentures, in an amount equal to 125% of the outstanding principal amount and accrued and unpaid interest. Subject to limited exceptions set forth in the First Closing Debentures, the First Closing Debentures prohibit the Company and, as applicable, its subsidiaries from incurring any new indebtedness that is not subordinated to the Arena Investors and, as applicable, any subsidiary’s obligations in respect of the First Closing Debentures until the First Closing Debentures are paid in full.

As consideration for the Arena Investors’ consummation of the First Closing, concurrently with the First Closing, the Company issued to each Arena Investor participating in the First Closing its pro rata portion of 55,000 shares of Company common stock. Furthermore, as consideration for the Arena Investors’ consummation of subsequent closings, the Company shall issue to the Arena Investors participating in such closing a certain number of Company common stock as agreed upon among the Company and the Arena Investors participating.

The Company agreed, pursuant to a Security Agreement, dated November 25, 2024 (the “Security Agreement”), with the Arena Investors, to grant the Arena Investors a security interest in all of its assets to secure the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures. In addition, the Company’s wholly-owned subsidiary, Scienture, LLC, entered into a Guarantee Agreement, dated November 25, 2024 (the “Guarantee”), with the Arena Investors, pursuant to which it agreed to guarantee the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures.

The Company also agreed, pursuant to a Registration Rights Agreement, dated November 25, 2024 (the “Registration Rights Agreement”), with the Arena Investors to file with the SEC an initial registration statement within 45 days to register the maximum number of Registrable Securities (as defined in the Registration Rights Agreement) in accordance with applicable SEC rules.

The Securities Purchase Agreement, Debentures, Security Agreement, Guaranty Agreement, and Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Arena Investors represented to the Company, that they are each an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Company issued, and will issue, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

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THE OFFERING

Common Stock Offered by the Selling Stockholders	Up to 4,300,000 shares of common stock.

Common Stock Outstanding Prior to this Offering	8,730,366 shares of common stock (as of December 3, 2024, and including (i) the 70,000 Initial Commitment Fee Shares, which have been issued to Arena Global, and (ii) the 55,000 SPA Commitment Fee Shares, which have been issued to the Arena Investors).

Common Stock Outstanding After this Offering	12,905,366 shares of common stock, assuming the sale of all of the ELOC Shares and the issuance of 250,000 Additional Commitment Fee Shares.

Terms of the Offering	The Selling Stockholders and any of their pledgees, assignees and successors-in-interest will determine when and how they sell the shares offered in this prospectus and may, from time to time, sell any or all of their shares covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. For more information, see “Plan of Distribution.”

Use of Proceeds

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholders.

We may receive up to $50,000,000 in aggregate gross proceeds under the ELOC Purchase Agreement in connection with sales of our shares of common stock to Arena Global that we may, in our discretion, elect to make, from time to time pursuant to the ELOC Purchase Agreement after the date of this prospectus. We intend to use the proceeds from the sale of our shares of common stock to Arena Global for general corporate and working capital purposes. Our management will have broad discretion over the use of proceeds from the sale of our shares of common stock under the ELOC Purchase Agreement.

For more information, see “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully read the section titled “Risk Factors” beginning on page 8 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Market for the Common Stock	Our common stock is listed on Nasdaq under the symbol “SCNX”.

The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 8,730,366 shares of common stock outstanding as of December 3, 2024 and excludes:

●	190,242 shares of common stock issuable upon exercise of warrants (as of November 4, 2024);

●	1,575,900 shares of common stock issuable upon conversion of preferred stock (as of November 4, 2024); and

●	23,930 shares of common stock issuable upon exercise of options (as of November 4, 2024).

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement contains statements that constitute forward-looking statements which are subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Actual performance or results could differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	risks related to our history of operating losses and that our operations may not become profitable;

●	claims relating to alleged violations of intellectual property rights of others;

●	our ability to manage our growth;

●	regulatory and licensing requirement risks;

●	risks related to changes in the U.S. healthcare environment;

●	risks associated with the operations of our more established competitors;

●	our ability to respond to general economic conditions, including financial market volatility and disruption, elevated levels of inflation, and declining economic conditions in the United States;

●	changes in laws or regulations relating to our operations;

●	our growth strategy;

●	the actual number of shares we will issue or sell under the ELOC Purchase Agreement to Arena Global;

●	compliance with the continued listing requirements of Nasdaq;

●	risks relating to the liquidity and trading of our common stock;

●	our ability to raise financing in the future;

●	demand for our products and services may decline;

●	data security breaches, cyber-attacks or other network outages; and

●	other risks disclosed below under, and incorporated by reference in, “Risk Factors.”

The forward-looking statements contained in this Registration Statement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section titled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

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Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statements in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved.

We have based the forward-looking statements included in this Registration Statement on information available to us on the date of this Registration Statement, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements in this Registration Statement, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus. All of these risk factors are incorporated herein in their entirety. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Certain statements in this section, or which are incorporated by reference in this section, are forward-looking statements. For more information, see “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

Risks Related to this Offering and Our Common Stock

It is not possible to predict the actual number of shares we will issue to Arena Global.

The purchase price of the ELOC Shares will be ninety six percent (96%) of the VWAP (as defined in the ELOC Purchase Agreement) of the Company’s common stock during the trading day commencing on the date of the Advance Notice, subject to adjustment pursuant to the terms of the ELOC Purchase Agreement. Accordingly, the number of ELOC Shares issuable pursuant to the ELOC Purchase Agreement cannot be determined at this time and may change over time.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholders may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholders in this offering as a result of sales made by us in future transactions to the Selling Stockholders at prices lower than the prices they paid.

The issuance of common stock to the Selling Stockholders may cause substantial dilution to our existing stockholders and the sale of such shares acquired by the Selling Stockholders could cause the price of our common stock to decline.

We are registering for resale by the Selling Stockholders up to 4,300,000 shares of common stock, comprised of (i) 3,925,000 ELOC Shares, (ii) 70,000 Initial Commitment Fee Shares, (iii) up to 250,000 Additional Commitment Fee Shares, and (iv) 55,000 SPA Commitment Fee Shares. The number of shares of our common stock ultimately offered for resale by the Selling Stockholders under this prospectus is dependent upon the number of ELOC Shares issued. Depending on a variety of factors, including market liquidity of our common stock, the issuance of shares to the Selling Stockholders may cause the trading price of our common stock to decline.

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We may not be able to comply with Nasdaq’s continued listing standards.

There is no guarantee that we will be able to maintain our listing on Nasdaq for any period of time by perpetually satisfying Nasdaq’s continued listing requirements. Our failure to continue to meet these requirements may result in our securities being delisted from Nasdaq. At times, including during our 2023 fiscal year, we have received deficiency notices from Nasdaq regarding our inability to comply with various of the continued listing rules (including stockholders’ equity requirements, publicly held share requirements, and timely filing requirements). In the past we have taken steps to attempt to regain compliance with these listing rules, however, in the future we may be unable to remain in compliance with Nasdaq’s continued listing requirements or remedy any deficiencies. If our common stock were to be delisted from Nasdaq, it would likely reduce the liquidity of our common stock, and, among other things, may decrease the attractiveness of our common stock to the investment community, and make it more difficult for us to issue equity securities for capital raising purposes or for acquisitions.

Our common stock has in the past been a “penny stock” under SEC rules, and may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

In the past (including immediately prior to our common stock being listed on Nasdaq in February 2020), our common stock was a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). While our common stock is not now considered a “penny stock” because it is listed on Nasdaq, if we are unable to maintain that listing, unless we maintain a per-share price above $5.00, our common stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock may be classified as a “penny stock” in the future.

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The exercise of outstanding warrants, options and other securities that are exercisable into shares of our common stock will be dilutive to our existing stockholders.

As of the date of this Registration Statement, we had outstanding various warrants, stock options and other securities that are exercisable into shares of our common stock. For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding securities will also dilute the ownership interests of our existing stockholders. The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock.

We cannot predict the size of future issuances of our common stock pursuant to the exercise of outstanding options or warrants, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of our common stock to decline.

We have not historically paid or declared any dividends on our common stock and do not expect to pay or declare cash dividends in the future on a regular basis, if at all.

Although we declared special cash dividends in the first and third quarters of 2024, those dividends were declared as the result of a sale various business assets and not paid from cash generated in our operations. The Company has not historically paid or declared any dividends on our common stock or preferred stock. Any future dividends on common stock will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate. As such, the return on your investment, if any, has historically been dependent solely on an increase, if any, in the market value of our common stock.

Our common stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and the market price of our common stock is likely to be highly volatile in the future. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in our industry;

●	litigation;

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●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares. The market price of our common stock may continue to be volatile.

The market price of our common stock will likely continue to be highly volatile. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as conditions or trends in the industry in which we operate or sales of our common stock. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors and applicable consultants. Our board of directors has authority, without action or vote of the stockholders, but subject to Nasdaq rules and regulations (which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock), to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

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USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus.

We may receive up to $50,000,000 in aggregate gross proceeds under the ELOC Purchase Agreement in connection with sales of our shares of common stock to Arena Global that we may, in our discretion, elect to make, from time to time pursuant to the ELOC Purchase Agreement after the date of this prospectus. We intend to use the proceeds from the sale of our shares of common stock to Arena Global for general corporate and working capital purposes. Our management will have broad discretion over the use of proceeds from the sale of our shares of common stock under the ELOC Purchase Agreement.

SELLING STOCKHOLDERS

The Selling Stockholders listed in the table below may from time to time offer and sell any or all of the shares set forth below pursuant to this prospectus. When we refer to the Selling Stockholders in this prospectus, we refer to each entity listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interest in the shares after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Stockholders concerning the shares that may be offered from time to time by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares or other Company securities after the date on which they provided us with information regarding such securities. Moreover, the shares identified below include only the shares being registered for resale and may not incorporate all shares of common stock or other securities of the Company deemed to be beneficially held by the Selling Stockholders. Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and the securities held by, the Selling Stockholders, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. The Selling Stockholders may sell all, some or none of the shares in this offering. See “Plan of Distribution.”

Other than as described below or elsewhere in this prospectus, the Selling Stockholders do not have any material relationship with us or any of our predecessors or affiliates.

The number of shares of common stock beneficially owned by each Selling Stockholder is determined under rules promulgated by the SEC.

Name and address of Selling Stockholder	Number of Shares Owned Prior to the Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering (1)	Percent of Shares Owned After Offering (1)

Arena Finance Markets, LP (2)	44,703		44,703	—	—
Arena Special Opportunities Partners III, LP (3)	10,297		10,297	—	—
Arena Business Solutions Global SPC II, Ltd (4)	891,193	(5)	4,245,000	—	—

(1)	Assumes that the Selling Stockholders will sell all of the shares offered by them under this prospectus.

(2)	The principal business address for Arena Finance is 405 Lexington Ave, 59th Floor, New York, NY 10174. Dan Zwirn has voting and dispositive power over the shares owned by Arena Finance.

(3)	The principal business address for ASOP is 405 Lexington Ave, 59th Floor, New York, NY 10174. Dan Zwirn has voting and dispositive power over the shares owned by ASOP.

(4)	The principal business address for Arena Global is 405 Lexington Ave, 59th Floor, New York, NY 10174. Dan Zwirn has voting and dispositive power over the shares owned by Arena Global.

(5)	Total shares owned (i) assumes the issuance of all shares of common stock under the ELOC Purchase Agreement and (ii) gives effect to the 9.99% Beneficial Ownership Limitation.

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DESCRIPTION OF eloc PURCHASE AGREEMENT

On November 25, 2024, we entered into the ELOC Purchase Agreement with Arena Global, pursuant to which we have the right, but not the obligation, to direct Arena Global to purchase up to $50,000,000 in ELOC Shares upon satisfaction of certain terms and conditions contained in the ELOC Purchase Agreement. Such sales of our common stock, if any, will be subject to certain limitations, and may occur from time to time at our sole discretion over the approximately 36-month period commencing on the date of execution of the ELOC Purchase Agreement, provided that the registration statement of which this prospectus forms a part, and any other registration statement the Company may file from time to time covering the resale by Arena Global of ELOC Shares or Commitment Fee Shares, is declared effective by the SEC and remains effective, and the other conditions set forth in the ELOC Purchase Agreement are satisfied.

Arena Global has no right to require any sales by us, but Arena Global is obligated to make purchases at our direction subject to certain conditions. There is no upper limit on the price per share that Arena Global could be obligated to pay for ELOC Shares under the ELOC Purchase Agreement. Actual sales of ELOC Shares to Arena Global from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for us and our operations. The net proceeds that we may receive under the ELOC Purchase Agreement, if any, cannot be determined at this time, since it will depend on the frequency and prices at which we sell ELOC Shares to Arena Global, our ability to meet the conditions of the ELOC Purchase Agreement, and the other limitations, terms and conditions of the ELOC Purchase Agreement and any impacts of the Beneficial Ownership Limitation.

The ELOC Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

Purchase of ELOC Shares

Under the ELOC Purchase Agreement, after the satisfaction of certain conditions, we have the right to present Arena Global with an Advance Notice directing it to purchase any amount of ELOC Shares, up to the Maximum Advance Amount, which is calculated as follows:

(a)	if the Advance Notice is received by 8:30 a.m. Eastern Time, the lower of: (i) an amount equal to eighty percent (80%) of the average of the Daily Value Traded (as defined in the ELOC Purchase Agreement) of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $20,000,000;

(b)	if the Advance Notice is received after 8:30 a.m. Eastern Time but prior to 10:30 a.m. Eastern Time, the lower of: (i) an amount equal to forty percent (40%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $10,000,000;

(c)	if the Advance Notice is received after 10:30 a.m. Eastern Time, but prior to 12:30 p.m. Eastern Time, the lower of: (i) an amount equal to twenty percent (20%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $5,000,000; and

(d)	if the Advance Notice is received after 12:30 p.m. Eastern Time but prior to 2:30 p.m. Eastern Time, the lower of: (i) an amount equal to ten percent (10%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $2,500,000.

The purchase price to be paid by Arena Global for the ELOC Shares will be ninety-six percent (96%) of the VWAP (as defined in the ELOC Purchase Agreement) of the Company’s common stock during the trading day commencing on the date of the Advance Notice, subject to adjustment pursuant to the terms of the ELOC Purchase Agreement.

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Consideration

In consideration for Arena Global’s execution and delivery of the ELOC Purchase Agreement, we agreed to issue to Arena Global, as a commitment fee: (i) 70,000 Initial Commitment Fee Shares and (ii) in two separate tranches, a number of Additional Commitment Fee Shares equal to (a) the First Trance Price and (b) the Second Trance Price. The Additional Commitment Fee Shares shall be subject to a true-up after each issuance pursuant to the terms of the ELOC Purchase Agreement. In connection with the true-up, we will issue to Arena Global a number of additional shares of our common stock, if any, having an aggregate dollar value equal to:

(i)	with respect to the first tranche, 500,000 based on the lower of (A) the First Tranche Price and (B) the lower of (x) the simple average of the three (3) lowest daily intraday trade prices over the twenty (20) trading days after (and not including) the Effectiveness Date and (y) the closing price on the twentieth (20th) trading day after the Effectiveness Date; and

(ii)	with respect to the second tranche, 500,000 based on the lower of (A) the Second Tranche Price and (B) the lower of (x) the simple average of the three (3) lowest daily intraday trade prices over the twenty (20) trading days after (and not including) the Anniversary and (y) the closing price on the twentieth (20th) trading day after the Anniversary.

Conditions to Delivery of Advance Notices

Our ability to deliver Advance Notices under the EOLC Purchase Agreement is subject to the satisfaction of certain conditions, including, among other things, the following:

●	the representations and warranties of the Company under the ELOC Purchase Agreement being true and correct in all material respects;

●	the effectiveness of that the registration statement of which this prospectus forms a part, and any other registration statement the Company may file from time to time covering the resale by Arena Global of ELOC Shares or ELOC Commitment Fee Shares;

●	the Company having filed with the SEC all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the six-month period immediately preceding the delivery of the Advance Notice;

●	the Company having obtained all permits and qualifications required by any applicable state for the offer and sale of all the ELOC Shares issuable pursuant to the Advance Notice, or having the availability of exemptions therefrom;

●	no continuing Material Outside Event or Material Adverse Effect (each as defined in the ELOC Purchase Agreement) having occurred;

●	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the ELOC Purchase Agreement to be performed, satisfied or complied with by the Company at or prior the delivery of the Advance Notice, including, without limitation, the delivery of all ELOC Shares issuable pursuant to all previously delivered Advance Notices and the issuance of all ELOC Commitment Fee Shares previously required to be issued;

●	no statute, rule, regulation, executive order, decree, ruling or injunction having been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by the ELOC Purchase Agreement;

●	the Company’s shares of common stock, including all of the ELOC Shares issuable pursuant to the Advance Notice, being quoted for trading on Nasdaq;

●	the Company shall not have received any written notice that is then still pending threatening the continued quotation of the common stock on Nasdaq;

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●	the Company having a sufficient number of authorized but unissued, and otherwise unreserved, shares of common shares available for the issuance of all of the ELOC Shares issuable pursuant to the Advance Notice;

●	the representations contained in the Advance Notice being true and correct in all material respects as of the date of delivery of the Advance Notice;

●	except with respect to the first Advance Notice, the Pricing Period (as defined in the ELOC Purchase Agreement) for all prior Advance Notices having been completed; and

●	the Company having obtained shareholder approval to issue an aggregate number of shares of common stock to Arena Global, under the ELOC Purchase Agreement, in excess of 19.99% of the number of shares of common stock outstanding immediately prior to the execution of the ELOC Purchase Agreement.

Limitation on Sales

At any given time of any sale by us to Arena Global, we may not sell, and Arena Global may not purchase, ELOC Shares that would result in Arena Global owning more than the 9.99% Beneficial Ownership Limitation.

No Short Selling or Hedging by Arena Global

Arena Global has agreed that, during the term of the ELOC Purchase Agreement, neither Arena Global nor any of its affiliates will engage in any short sales or hedging transactions with respect to our common stock.

Termination of the ELOC Purchase Agreement

Unless earlier terminated as provided in the ELOC Purchase Agreement, the ELOC Purchase Agreement will terminate automatically on the earliest to occur of: (i) December 1, 2027, (ii) the date on which Arena Global shall have purchased the maximum amount of ELOC Shares, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Purchase Agreement.

Limitation on Variable Rate Transactions

Pursuant to the ELOC Purchase Agreement, from the date of the ELOC Purchase Agreement until the earlier of (i) the date that Arena Global has purchased $20,000,000 in ELOC Shares, (ii) twelve (12) months after the Effectiveness Date, or (iii) three (3) months after the termination of the ELOC Purchase Agreement, pursuant to its terms, the Company is prohibited from effecting or entering into an agreement to effect any issuance of our common stock or common stock equivalents involving a Variable Rate Transaction (as defined in the ELOC Purchase Agreement), other than in connection with an Exempt Issuance (as defined in the ELOC Purchase Agreement) or with the prior written consent of Arena Global.

Dilutive Effect

All shares of common stock registered in this offering which have been or may be issued or sold by us to Arena Global under the ELOC Purchase Agreement are expected to be freely tradable. It is anticipated that the shares of common stock registered in this offering will be sold over a period starting on the date that the registration statement of which this prospectus is a part is declared effective and ending on December 1, 2027. The sale by Arena Global of a significant amount of common stock registered in this offering could cause the market price of our common stock to decline and to be highly volatile. Sales of ELOC Shares to Arena Global, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Arena Global all, some or none of the ELOC Shares.

Global may resell all, some or none of the shares of common stock held by it at any time, or from time to time, in its discretion. Therefore, sales to Arena Global by us under the ELOC Purchase Agreement may result in substantial dilution to the interests of other holders of common stock. In addition, if we sell a substantial number of ELOC Shares to Arena Global, or if investors expect that we will do so, the actual sales of ELOC Shares or the mere existence of our arrangement with Arena Global may make it more difficult for us to sell securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales to Arena Global and we are not obligated to submit any Advance Notices under the ELOC Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Arena Global from the sale of ELOC Shares to Arena Global under the ELOC Purchase Agreement at varying purchase prices, without giving effect to the Beneficial Ownership Limitation, for illustrative purposes only. The Beneficial Ownership Limitation may not be increased above 9.99% of our then outstanding common stock. Furthermore, as noted above, we are not obligated to submit any Advance Notices under the ELOC Purchase Agreement.

Assumed Average Purchase Price Per Share (1)		Number of Registered Common Shares to be Issued if Full Purchase, Without Giving Effect to the Beneficial Ownership Limitation (2)	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to Arena Global, Without Giving Effect to the Beneficial Ownership Limitation (3)	Proceeds from the Sale of Common Stock to Arena Global Under the ELOC Purchase Agreement(4)
$6.00		8,333,333	48.8%	$50,000,000
$7.00		7,142,857	45.0%	$50,000,000
$7.4112	(5)	6,746,545	43.6%	$50,000,000
$8.00		6,250,000	41.7%	$50,000,000
$8.50		5,882,353	40.3%	$50,000,000

(1)	For the avoidance of any doubt, this price reflects the purchase price after calculation (i.e. after discounts to the market price of our shares) in accordance with the terms of the ELOC Purchase Agreement.

(2)	Represents the number of ELOC Shares that could potentially be issued to Arena Global during the Commitment Period, in the aggregate, based on the applicable assumed purchase price per share, without giving effect to the Beneficial Ownership Limitation.

(3)	The denominator is based on 8,730,366 shares of our common stock outstanding as of December 3, 2024, adjusted to include the issuance of the number of shares of common stock set forth in the adjacent column which we would have issued to Arena Global based on the applicable assumed purchase price per share.

(4)	The Company did not receive any proceeds from the issuance of the ELOC Commitment Fee Shares to Arena Global.

(5)	Represents the last reported sales price of our common stock on December 2, 2024, as reported by Nasdaq, less a four percent (4%) discount.

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The ELOC Shares and ELOC Commitment Fee Shares were, and will be, offered and sold to Arena Global in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The foregoing summary of the ELOC Purchase Agreement is qualified in its entirety by reference to the full text of the ELOC Purchase Agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

DESCRIPTION OF SECURITIES PURCHASE AGREEMENT

On November 22, 2024, the Company entered into the Securities Purchase Agreement with the Arena Investors. Under the Securities Purchase Agreement, the Company will issue Debentures in a principal amount of up to $12,222,222 million, divided into up to three separate tranches that are each subject to certain closing conditions. The conversion price per share of each Debenture is equal to 92.5% of the lowest daily VWAP (as defined in the Debentures) of the Company’s shares of common stock during the five trading day period ending on the trading day immediately prior to delivery or deemed delivery of the applicable Conversion Notice (as defined in the Debentures), subject to adjustments related to the trading price of the Company’s common stock.

The First Closing was consummated on November 25, 2024 and the Company issued to the Arena Investors the First Closing Debentures in an aggregate principal amount of $3,333,333. The First Closing Debentures were sold to the Arena Investors for a purchase price of $3,000,000, representing an original issue discount of ten percent (10%).

The First Closing Debentures contain customary events of default. If an event of default occurs, until it is cured, the holder may increase the interest rate applicable to the First Closing Debentures to two percent (2%) per annum and accelerate the full indebtedness under the First Closing Debentures, in an amount equal to 125% of the outstanding principal amount and accrued and unpaid interest. Subject to limited exceptions set forth in the First Closing Debentures, the First Closing Debentures prohibit the Company and, as applicable, its subsidiaries from incurring any new indebtedness that is not subordinated to the Arena Investors and, as applicable, any subsidiary’s obligations in respect of the First Closing Debentures until the First Closing Debentures are paid in full.

As consideration for the Arena Investors’ consummation of the First Closing, concurrently with the First Closing, the Company issued to each Arena Investor participating in the First Closing its pro rata portion of the 55,000 SPA Commitment Fee Shares. Furthermore, as consideration for the Arena Investors’ consummation of subsequent closings, the Company shall issue to the Arena Investors participating in such closing a certain number of Company common stock as agreed upon among the Company and the Arena Investors participating.

The Company agreed, pursuant to the Security Agreement, to grant the Arena Investors a security interest in all of its assets to secure the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures. In addition, the Company’s wholly-owned subsidiary, Scienture, LLC, entered into the Guarantee Agreement, pursuant to which it agreed to guarantee the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures.

The Company also agreed, pursuant to the Registration Rights Agreement, to file with the SEC an initial registration statement within 45 days to register the maximum number of Registrable Securities (as defined in the Registration Rights Agreement) in accordance with applicable SEC rules.

The Securities Purchase Agreement, Debentures, Security Agreement, Guaranty Agreement, and Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Arena Investors represented to the Company, that they are each an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Company issued, and will issue, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling shares or interests in shares received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares covered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the shares, unless they are contractually bound not to:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The Selling Stockholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each Selling Stockholder is, and any broker-dealer or agent that is involved in selling the shares may be deemed to be, an “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Compliance with the Exchange Act, including Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person.

DESCRIPTION OF cAPITAL sTOCK

The following summary describes the common stock of the Company, which common stock is registered pursuant to Section 12 of the Exchange Act. Only the Company’s common stock is registered under Section 12 of the Exchange Act.

The following description of our common stock is a summary and is qualified in its entirety by reference to our certificate of incorporation, as amended and our bylaws, as amended, which are incorporated by reference herein, and by applicable law. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to the Company and not to its subsidiaries.

Authorized Capitalization

The total number of authorized shares of our common stock is 100,000,000 shares, $0.00001 par value per share. The total number of authorized shares of our preferred stock is 10,000,000 shares, $0.00001 par value per share.

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Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights. Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Delaware law, our certificate of incorporation, as amended or bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our board of directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Listing. Our common stock is listed and traded on Nasdaq under the symbol “SCNX”.

Other Matters. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

Anti-Takeover Effects Under Section 203 of Delaware General Corporation Law, our Certificate of Incorporation and Bylaws

Section 203 of Delaware General Corporation Law (DGCL) prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty five percent (85%) of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or an exchange offer; or

●	on or after such date, the business combination is approved by our board of directors and authorized at an annual or a special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation or any direct or indirect majority owned subsidiary of the corporation and the interested stockholder or any other corporation, partnership, unincorporated association, or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation the transaction is not excepted as described above;

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●	any sale, transfer, pledge, or other disposition (in one transaction or a series) of ten percent (10%) or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or a person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, fifteen percent (15%) or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its Certificate of Incorporation. Our Certificate of Incorporation provides that we shall not be governed by Section 203 of DGCL and as a result, Section 203 of DGCL does not apply to us.

Our certificate of incorporation does not provide that our board of directors will be classified. As a result, a person can gain control of our board only by successfully engaging in a proxy contest at one annual meeting.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our certificate of incorporation requires, that unless the Company consents in writing to an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Company to the Company or the Company’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation or bylaws of the Company; (d) any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or bylaws of the Company; or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein (or such indispensable parties consenting to the personal jurisdiction of the Court of Chancery within 10 days following any determination by the Court of Chancery that an indispensable party is not subject to such personal jurisdiction); provided that, if and only if the Court of Chancery of the State of Delaware dismisses any action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware.

Notwithstanding any other provisions of law, the certificate of incorporation or the bylaws of the Company, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with the exclusive forum requirements in our certificate of incorporation. If any provision or provision of the exclusive forum requirements in our certificate of incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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As a result of the above, our certificate of incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We also note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act, creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by the chairperson of the board of directors, the chief executive officer or president (in the absence of a chief executive officer). Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as the chairperson of the board of directors, the chief executive officer or president (in the absence of a chief executive officer) believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. Separately, pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Action by written consent

Any action required or permitted to be taken by our common stockholders may be effected by written consent of the stockholders having not less than the minimum percentage of the vote required by DGCL for the proposed corporate action.

Vacancies on the Board of Directors

Our bylaws provide that, subject to the rights of the holders of any outstanding series of preferred stock and unless otherwise required by law or resolution of our board of directors, vacancies on the board of directors arising through death, resignation, retirement, disqualification or removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum.

Amendment to Bylaws by Stockholders

Subject to certain limitations preventing amendments which decrease or diminish indemnification rights provided for in our bylaws, our bylaws provide that any amendment to such bylaws undertaken solely by our stockholders requires the affirmative vote of at least two-thirds in voting power of the outstanding shares of capital stock of the Company.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Dykema Gossett PLLC.

EXPERTS

The consolidated financial statements of Scienture Holdings, Inc. at December 31, 2023 and the consolidated financial statements of Scienture Holdings, Inc. at December 31, 2022 incorporated by reference in this prospectus have been audited by CM3 Advisory and MaloneBailey, LLP, each an independent registered public accounting firm, as set forth in their reports thereon, appearing therein, and are included in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

The financial statements of Scienture, LLC at December 31, 2023 and December 31, 2022 incorporated by reference in this prospectus have been audited by Suri & Co., an independent registered public accounting firm, as set forth in its report thereon, appearing therein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

information incorporated by reference

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on April 22, 2024, as amended by our Amendment No. 1 to Form 10-K filed on May 3, 2024;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed on June 26, 2024;

●	our Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed on August 9, 2024;

●	our Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed on November 6, 2024;

●	our Definitive Information Statement on Schedule 14C filed on August 28, 2024; and

●	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed on January 17, 2024; February 16, 2024; March 6, 2024; May 23, 2024; May 30, 2024; June 20, 2024; and July 9, 2024; July 31, 2024; September 24, 2024; October 8, 2024; October 11, 2024; and November 26, 2024.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements and information statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests to our corporate secretary, who can be contacted at 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634 or (800) 261-0281. You may also access these documents, free of charge on the SEC’s website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of the common stock being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s internet site at www.sec.gov.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634 or (800) 261-0281. Our website addresses is https://scienture.com. Information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

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Prospectus

4,300,000 Shares of Common Stock

December [●], 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount Paid or to Be Paid
SEC registration fee	$4,845.31
Legal fees and expenses	$25,000
Accounting fees and expenses	$20,000
Printing fees and expenses	$5,000
Total	$54,845.31

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. All amounts are estimates except the SEC registration fee.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s Board of Directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

Pursuant to the Company’s Certificate of Incorporation:

●	A director of the Company shall, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the DGCL as the same exists or may hereafter be amended; and

●	To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of, and advancement of expenses to, such agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

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Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our amended and Certificate of Incorporation, our amended and restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we are not obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board of directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. The Company also maintains directors’ and officers’ insurance to insure such persons against certain liabilities. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, the Company has sold the following securities that were not registered under the Securities Act and that were offered and sold pursuant to the exemptions from registration under the Securities Act:

2022 Warrant Exercises

In January 2022, warrants to purchase 14,584 shares of common stock were exercised with an exercise price of $0.06 per share; the Company issued 14,584 shares of common stock, and $875 in proceeds were received in connection with such exercise. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

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2022 SPA

On October 4, 2022, the Company entered into a Securities Purchase Agreement (the “2022 SPA”) with an institutional investor. The 2022 SPA provided for the sale and issuance by the Company of an aggregate of: (i) 920,000 shares of the Company’s Common Stock (61,334 shares after the effect of the 1:15 reverse stock split on June 21, 2023), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 601,740 shares of common stock (40,116 shares after the effect of the 1:15 reverse stock split) (the “Shares”), and (iii) private placement warrants (the “Private Placement Warrants”) to purchase up to 2,663,045 shares of common stock (177,537 shares after the effect of the 1:15 reverse stock split). The offering price per Share was $1.15 and the offering price per Pre-Funded Warrant was $1.14999. The Company received approximately $1.750 million in proceeds and paid approximately $0.205 million in commissions and legal fees related to the transaction. The Private Placement Warrants were sold in a concurrent private placement.

In January 2023, the investor executed the Pre-Funded Warrants and purchased 601,740 shares of common stock (40,116 shares after the effect of the 1:15 reverse stock) with a purchase price of $6.02.

Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

Common Stock Purchase Agreement

In the first quarter of 2023, we issued 50,000 shares of common stock to White Lion Capital, LLC in connection with the termination of the common stock purchase agreement dated September 7, 2022, as amended on September 12, 2022. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

Superlatus Merger Agreement

On July 14, 2023, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “Superlatus Merger Agreement”) with Superlatus, Inc. (“Superlatus”) and Foods Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”). On July 31, 2023, the Company completed its acquisition of Superlatus in accordance with the terms and conditions of the Merger Agreement (the “Merger”). Under the terms of the Merger Agreement, at the closing of the Merger (the “Closing”), shareholders of Superlatus received in aggregate 136,441 shares of common stock of the Company and 306,855 shares of Company’s Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), with a conversion ratio of one to one hundred. At Closing, the value of the common stock was $7.30 per share, resulting in a total value of $225,000,169.

Not all of the closing conditions of the Merger Agreement were met. As a result, the Company entered into Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger (the “Amendment”) on January 8, 2024. Under the terms of the Amendment, the merger consideration to the shareholders of Superlatus was adjusted to the aggregate of 136,441 shares of common stock of the Company and 15,759 shares of Company’s Series B Preferred Stock. At Closing, the value of the common stock was $7.30 per share, resulting in a total value of $12,500,089. Additionally, the shareholders of Superlatus agreed to surrender back to the Company 291,096 shares of the Company’s Series B Preferred Stock. In March 2024 the Company divested of its interest in Superlatus.

Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

2023 SPA

On October 4, 2023, the Company entered into a Securities Purchase Agreement (the “2023 SPA”) with Hudson Global Ventures, LLC (“Hudson”). Under the terms of the 2023 SPA, the Company agreed to sell, and Hudson agreed to purchase, 290 shares of Series C Preferred Stock (the “Purchased Shares”) at a price of $1,000 per share and a warrant to purchase up to 41,193 shares of common stock. Additionally, pursuant to the 2023 SPA, 40,000 shares of common stock were issued to Hudson upon closing for a commitment fee. The Company received $250,000 in exchange for the Purchased Shares, common stock, and warrants, net of issuance costs.

On July 12, 2024, the Company converted the 290 Purchased Shares into 52,158 shares of common stock at the election of the holder.

Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

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Scienture Merger Agreement

On July 25, 2024, the Company, entered into and closed an Agreement and Plan of Merger (the “Scienture Merger Agreement”) with MEDS Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), MEDS Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), and Scienture, Inc., a Delaware corporation (“Scienture”). Pursuant to the Merger Agreement, (i) Merger Sub I merged with and into Scienture (the “First Merger”), with Scienture continuing as the surviving entity and a wholly owned subsidiary of the Company, and (ii) Scienture merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving entity.

As consideration for the Mergers, at the effective time of the First Merger (the “First Effective Time”), the shares of Scienture common stock issued and outstanding immediately prior to the First Effective Time were converted into the right to receive, in the aggregate, (i) 291,536 shares of the Company’s common stock and (ii) 6,826,713 shares of the Company’s Series X Non-Voting Convertible Preferred Stock, par value $0.00001 per share (the “Series X Preferred Stock”), each share of which was convertible into one share of common stock.

On September 20, 2024, all shares of Series X Preferred Stock were converted into a total of 6,826,753 shares of common stock.

Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

August 2024 Note and Warrants

In August 2024, the Company issued a convertible note of $360,000, for which the Company received $314,000 in net proceeds. The Conversion Price is the lesser of i) $8.36 or (ii) 85% of the lowest volume-weighted average prices of the preceding five trading days. The note matures on August 20, 2025. In connection with the note, the Company issued 76,923 warrants to purchase common stock. The warrants have an exercise price of $9.36 per share, are immediately exercisable and have a term of 5 years. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

2024 Warrant Exercises

In August 2024, the Company issued 28,571 shares of common stock pursuant to the exercise of warrants on a cashless basis. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

Common Stock Issued for Services

During the nine months ended September 30, 2024, the Company issued 470,482 shares of common stock for services. The fair value of shares issued for services were $4,450,919. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated July 25, 2024, by and among the Company, MEDS Merger Sub I, Inc., MEDS Merger Sub II, LLC, and Scienture, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on July 31, 2024).

3.1	Second Amended and Restated Certificate of Incorporation of the Company, as amended through September 20, 2024 (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q filed on November 6, 2024).

3.2	Amended and Restated Bylaws of the Company, as amended through March 24, 2022 (incorporated by reference to Exhibit 3.2 of the Company’s Form 10-Q filed on November 6, 2024).

3.3	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on June 26, 2023).

3.4	Certificate of Designation of Preference, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on July 31, 2024).

5.1*	Opinion of Dykema Gossett PLLC.

10.1#	Form of Indemnification Agreement entered into with certain directors and officers (incorporated by reference to Exhibit 10.1 of the Company’s Form 10-K filed on March 22, 2019).

10.2#	Employment Agreement with Prashant Patel dated March 1, 2021 and effective March 31, 2024 (incorporated by reference to Exhibit 6.7 of the Company’s Form 1-A/A filed on November 6, 2024).

10.3#	Employment Agreement with Surendra Ajjarapu dated April 14, 2020 (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on April 16, 2020).

10.4#	First Amendment to Employment Agreement with Surendra Ajjarapu dated May 5, 2020 and effective April 14, 2020 (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on May 7, 2020).

10.5#	Second Amendment to Employment Agreement with Mr. Ajjarapu dated August 29, 2022 and effective September 1, 2022 (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on September 1, 2022).

10.6#	Third Amendment to Employment Agreement with Surendra Ajjarapu dated January 17, 2023 and effective September 1, 2022 (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on January 20, 2023).

10.7#*	Second Amended and Restated Trxade Group, Inc. 2019 Equity Incentive Plan, as amended through September 20, 2024.

10.8	Amended and Restated Agreement and Plan of Merger, dated July 14, 2023, between the Company, Foods Merger Sub, Inc., and Superlatus Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on July 14, 2023).

10.9	Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger by and between the Company, Superlatus Inc. and Foods Merger Sub Inc., dated January 8, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on January 11, 2024).

10.10	Asset Purchase Agreement between Trxade, Inc., Micro Merchant Systems, Inc. and the Company (for the limited purposes identified therein), dated February 16, 2024 (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on February 16, 2024).

10.11	Subscription Agreement, dated February 29, 2024 between Trxade, Inc. and Lafayette Energy Corp. (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on March 6, 2024).

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10.12	Stock Purchase Agreement, dated March 5, 2024 between the Company and Superlatus Foods Inc. (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on March 6, 2024).

10.13	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on July 31, 2024).

10.14#	Consulting Agreement, dated July 25, 2024, by and between the Company and Surendra K. Ajjarapu (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on July 31, 2024).

10.15#	Consulting Agreement, dated July 25, 2024, by and between the Company and Prashant Patel (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on July 31, 2024).

10.16	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on July 31, 2024).

10.17	Assignment and Assumption of Membership Interests – Integra Pharma Solutions, LLC, dated October 4, 2024, by and between the Company and Softell Inc. (incorporated by reference to Exhibit 10.5 of the Company’s Form 10-Q filed on November 6, 2024).

10.18+	Purchase Agreement, dated November 25, 2024, between the Company and Arena Business Solutions Global SPC II, Ltd (incorporated by reference to Exhibit 10.6 of the Company’s Form 8-K filed on November 26, 2024).

10.19+	Securities Purchase Agreement, dated November 22, 2024, between the Company and the Arena Investors (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on November 26, 2024).

10.20	Form of 10% Original Issue Discount Secured Convertible Debenture (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on November 26, 2024).

10.21+	Security Agreement, dated November 25, 2024, between the Company and the Arena Investors (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on November 26, 2024).

10.22	Guarantee Agreement, dated November 25, 2024, between Scienture, LLC and the Arena Investors (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on November 26, 2024).

10.23	Registration Rights Agreement, dated November 25, 2024, between the Company and the Arena Investors (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K filed on November 26, 2024).

10.24	First Amendment of Loan and Security Agreement, dated November 22, 2024, between the Company, NVK Finance, LLC, Scienture, LLC, Srivatsav, LLC, and Shankar Hariharan (incorporated by reference to Exhibit 10.7 of the Company’s Form 8-K filed on November 26, 2024).

16.1	Letter from MaloneBailey, LLP to the Securities and Exchange Commission dated September 14, 2023 (incorporated by reference to Exhibit 16.1 of the Company’s Form 8-K, filed on September 14, 2023).

21.1*	List of Subsidiaries.

23.1*	Consent of CM3 Advisory.

23.2*	Consent of MaloneBailey, LLP.

23.3*	Consent of Suri & Co.

23.4*	Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107*	Filing Fee Table.

*	Filed herewith.

#	Represents management compensation plan, contract or arrangement.

+	Exhibits and Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit and schedule to the SEC upon request.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, on the 3rd day of December 2024.

SCIENTURE HOLDINGS, INC.

By:	/s/ Surendra Ajjarapu
Surendra Ajjarapu
Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Surendra Ajjarapu and Prashant Patel, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Surendra Ajjarapu	Chief Executive Officer	December 3, 2024
Surendra Ajjarapu	(Principal Executive Officer)

/s/ Prashant Patel	Interim Chief Financial Officer	December 3, 2024
Prashant Patel	(Principal Financial and Accounting Officer)

/s/ Donald G. Fell	Director	December 3, 2024
Donald G. Fell

/s/ Mayur Doshi	Director	December 3, 2024
Mayur Doshi

/s/ Subbarao Jayanthi	Director	December 3, 2024
Subbarao Jayanthi

/s/ Shankar Hariharan	Director	December 3, 2024
Shankar Hariharan

/s/ Narasimhan Mani	Director	December 3, 2024
Narasimhan Mani

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